Exhibit 99.2

CSC CREDIT SERVICES

Condensed financial statements (unaudited)

Six months ended September 30, 2012 and 2011

CSC CREDIT SERVICES
CONTENTS

Contents
UNAUDITED STATEMENTS OF INCOME FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2012 AND SEPTEMBER 30, 2011	2

UNAUDITED STATEMENTS OF COMPREHENSIVE INCOME FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2012	3

CONDENSED UNAUDITED BALANCE SHEETS AS OF SEPTEMBER 30, 2012 AND MARCH 31, 2012	4

CONDENSED UNAUDITED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2012 AND SEPTEMBER 30, 2011	5

CONDENSED UNAUDITED NOTES TO FINANCIAL STATEMENTS	6

CSC CREDIT SERVICES
STATEMENTS OF INCOME (UNAUDITED)
Amounts in thousands of U.S. Dollars

	Six months	Six months
	ended	ended
	September 30,	September 30,
	2012	2011

Revenues	$121,536	$111,141
Cost of services (note 12)	57,085	52,309
Operating expenses (note 12)	5,983	5,739
Corporate general and administration expenses (note 12)	744	291
Related party interest expense	15,891	14,563
Income before taxes	41,833	38,239
Provision for income taxes (note 8)	15,271	13,968
Net income	$26,562	$24,271

(The accompanying notes are an integral part of these financial statements)

2

CSC CREDIT SERVICES
STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)
Amounts in thousands of U.S. Dollars

	Six months	Six months
	ended	ended
	September 30,	September 30,
	2012	2011

Net income	$26,562	$24,271
Other comprehensive income, before tax:
Postretirement benefit plans, net (note 10)	4	38
Other comprehensive income, before tax	4	38
Income tax expense related to items of other comprehensive income	1	13
Other comprehensive income, net of tax	3	25
Comprehensive income	$26,565	$24,296

(The accompanying notes are an integral part of these financial statements)

3

CSC CREDIT SERVICES
CONDENSED BALANCE SHEETS (UNAUDITED)
Amounts in thousands of U.S. Dollars

	September 30,	March 31,
	2012	2012
ASSETS
Current assets
Cash and cash equivalents	$-	$-
Receivables, net of allowance of $56 and $25 (note 3)	17,275	17,309
Current deferred tax assets (note 2(g))	482	567
Prepaid expenses	535	492
Total current assets	18,292	18,368

Property and equipment, net (note 4)	565	615
Deferred tax assets (note 2(g))	413	282
Goodwill (note 5(a))	2,373	2,373
Other intangible assets, net (note 5(b))	2,936	3,267
Total assets	$24,579	$24,905

LIABILITIES AND EQUITY
Current liabilities
Advance contracts payable	$257	$280
Accounts payable	1,151	1,234
Accrued expenses (note 6)	3,651	4,306
Accrued payroll	2,514	2,648
Income tax payable (note 2(g))	15,302	27,234
Other current liabilities	177	177
Total current liabilities	23,052	35,879

Commitments and contingencies (note 14)	-	-

Related party debt (note 12)	432,418	416,527
Other long term liabilities (note 7)	2,401	2,526
Total liabilities	457,871	454,932

Parent company equity (includes common stock $1 par value, 1,000 shares authorized, issued, and outstanding)	(433,381)	(430,113)
Accumulated other comprehensive income	89	86
Total parent company equity	(433,292)	(430,027)
Total parent company equity and liabilities	$24,579	$24,905

(The accompanying notes are an integral part of these financial statements)

4

CSC CREDIT SERVICES
CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
Amounts in thousands of U.S. Dollars

	Six Months ended	Six Months ended
	September 30,	September 30,
	2012	2011

Operating activities:
Net income	$26,562	$24,271
Adjustments to reconcile net income to cash provided by operations
Amortization of intangible assets	336	650
Non-cash related party interest expense	15,891	14,563
Depreciation	94	85
Bad debt expense	24	13
Change in deferred taxes	(47)	18
Decrease (increase) in operating assets:
Receivables	10	1,892
Prepaid expenses and other assets	(43)	195
Increase (decrease) in operating liabilities:
Accounts payable	(83)	293
Accrued expenses	(655)	(623)
Accrued payroll	(134)	(350)
Income tax payable	(11,932)	(10,187)
Advance contracts payable and other liabilities	(144)	(100)
Cash provided by operating activities	29,879	30,720
Investing activities:
Purchases of property and equipment	(44)	(67)
Purchases of other intangible assets	(5)	-
Cash used for investing activities	(49)	(67)
Financing activities:
Net transfers to Parent	(29,830)	(30,653)

Cash used for financing activities	(29,830)	(30,653)
Increase (decrease) in cash and cash equivalents	-	-
Cash and cash equivalents at beginning of period	-	-
Cash and cash equivalents at end of period	$-	$-
Supplemental cash flow information:
Cash paid during the period for:
Interest	-	-
Income taxes, net of refunds	-	-

(The accompanying notes are an integral part of these financial statements)

5

CSC CREDIT SERVICES
CONDENSED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
Amounts in thousands of U.S. Dollars

1.	NATURE OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

The accompanying financial statements present the assets, liabilities, revenues and expenses related to CSC Credit Services (the Business, we, our, or us), a business of Computer Sciences Corporation (CSC or the Parent). CSC Credit Services does not operate as a separate, standalone entity and is comprised of one wholly owned legal entity for which CSC Credit Services is the sole business. Historically, CSC Credit Services operated as part of CSC, and its results of operations have been reported in CSC’s financial statements.

We collect, organize and manage various types of financial, demographic, employment and marketing information. Our services enable businesses to make credit and service decisions, manage their portfolio risk, automate or outsource certain payroll-related, tax and human resources business processes, and develop marketing strategies concerning consumers and commercial enterprises. We serve customers across a wide range of industries, including the financial services, mortgage, retail, telecommunications, utilities, automotive, brokerage, healthcare and insurance industries, as well as government agencies. We also enable consumers to manage and protect their financial health through a portfolio of products offered directly to consumers. As of and for the six months ended September 30, 2012 and September 30, 2011, we operated only in the United States.

Basis of Presentation

These financial statements have been derived from the financial statements and accounting records of CSC using the historical results of operations and the historical cost basis of the assets and liabilities of CSC Credit Services. In the opinion of management, the financial statements reflect all adjustments, which are of normal recurring nature, necessary to present fairly the financial position and the related results of operations, cash flows, and changes in parent company equity for CSC Credit Services.

These financial statements have been prepared in anticipation of a potential divestiture of CSC Credit Services by CSC (see note 15). These financial statements reflect the carve-out financial position and the related results of operations, cash flows, and changes in parent company equity for CSC Credit Services described above in a manner consistent with how CSC managed the business and as though CSC Credit Services had been a stand-alone entity as of and for the six months ended September 30, 2012.

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). All significant intercompany transactions and balances have been eliminated.

Included in the presentation are related party debt (Grid notes) of $432,418 and $416,527 as well as current taxes payable which total $15,302 and $27,234 as of September 30, 2012 and March 31, 2012, respectively. For purposes of these financial statements, these amounts are shown separately from parent company equity on the balance sheet, giving rise to negative carrying value and negative net working capital. The Grid notes are specific interest accruing notes between CSC Credit Services and other entities of the Parent (see note 12). The current tax payable is an estimate of the current payable that would be paid via the Parent, as though CSC Credit Services is a single tax paying entity (see note 8). The Parent does not intend to settle these obligations, and therefore CSC Credit Services has sufficient resources to settle its operational obligations as they come due in the normal course of business.

GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. These estimates are based on management’s best knowledge of historical experience, current events, and on various other assumptions that are believed to be reasonable under the circumstances. As a result, actual results could differ from those estimates. Amounts subject to significant judgment and estimates include, but are not limited to, cash flows used in the evaluation of impairment of goodwill, intangible assets, collectability of receivables, reserves for uncertain tax benefits, valuation allowance on deferred tax assets, loss accruals for litigation, employee related liabilities and inputs used for computing stock–based compensation.

6

CSC CREDIT SERVICES
CONDENSED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
Amounts in thousands of U.S. Dollars

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, collectability of arrangement consideration is reasonably assured, the arrangement fees are fixed or determinable and the service has been completed. We consider the earnings process to be completed when we have fulfilled our specific obligations under the contract as demonstrated by the evidence of the rendering of services. We classify receivables for services rendered but not yet billed to our customers as unbilled receivables.

Most of our revenues are based upon transactional activity generated by our customers’ or Equifax, Inc.’s (Equifax) customers’ access to, or queries of, the proprietary database hosted at Equifax. CSC Credit Services has an agreement with Equifax, under which CSC Credit Services utilizes Equifax’s computerized credit database services. We retain ownership of our credit files and the revenues generated by our credit reporting activities. We pay Equifax a processing fee for maintaining the database and for each report supplied. Revenues are typically usage-based and may incorporate volume-tiered unit pricing determined at the onset of a customer arrangement or pursuant to our agreement with Equifax.

For transactional activity generated by our customers, we generally establish our own pricing and retain the related risks and rewards of ownership, such as the risk of loss for collection, delivery, or returns, as the primary obligor in sales transactions with our customers, and assume credit risk for amounts billed to our customers. Accordingly, we generally recognize revenue for the sale of access to, or queries of the proprietary database hosted by Equifax to our customers based on the gross amounts billed. For sales generated by Equifax customers, we are generally not the primary obligor in the sales transactions and Equifax establishes its own pricing. Therefore, we account for such sales on a net basis by recognizing only the commission we retain from each sale. The table below identifies revenue category for the six months ended September 30, 2012:

Concentration of Revenue for the six months ended September 30:

					Revenue
Category of Revenue	Type (a)	File owner	File Seller	Gross/Net	2012	%	2011	%
Credit Reporting	Retail	CSC Credit Services	CSC Credit Services	Gross	$44,969	37%	$40,217	36%
	Wholesale	CSC Credit Services	Equifax	Net	38,961	32%	$35,892	32%
	Other	CSC Credit Services	CSC Credit Services	Gross	7,325	6%	$6,552	6%
Mortgage		Both	CSC Credit Services	Gross	8,635	7%	$6,918	6%
CSC Prescreening		Both	CSC Credit Services	Gross	10,369	9%	$9,831	9%
Equifax Prescreening & Monitoring		CSC Credit Services	Equifax	Net	11,277	9%	$11,730	11%
					$121,536		$111,141

(a) Type refers to nature of the end customer.

(b) Cost of Services

Cost of services consist primarily of (1) purchase credit information; (2) fees associated with services provided by Equifax as described in our revenue recognition note above; (3) customer service and consumer compliance support costs; (4) sales related costs; (5) telecommunication and computer network expense; and (6) occupancy costs associated with facilities where these functions are performed by CSC Credit Services’ employees.

7

CSC CREDIT SERVICES
CONDENSED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
Amounts in thousands of U.S. Dollars

(c) Operating Expenses

Operating expenses consist primarily of personnel-related costs, corporate costs, fees for professional and consulting services, advertising costs, and other costs of administration.

(d) Corporate General and Administrative

Corporate general and administrative costs are general and administrative costs that are incurred by the Parent that benefit the Business and consist of the following general cost pools: personnel services, management information, project management tools, domestic accounting, accounting services, and residual. All corporate general and administrative costs are allocated to a single cost pool and allocated to the Business on a monthly basis (see note 12).

(e) Stock-Based Compensation

The Parent provides different forms of stock-based compensation to the Business’ employees. For awards settled in shares, the Parent measures compensation expense based on the grant-date fair value net of estimated forfeitures. For awards settled in cash, the Parent measures compensation expense based on the fair value at each reporting date net of estimated forfeitures. The Business recognized stock-based compensation expense for the quarter and six months ended September 30, 2012 and September 30, 2011 as follows:

	Quarter Ended
	September 30, 2012	September 30, 2011
Cost of services	$23	$31
Corporate general and administrative	11	98
Total	34	129
Total, net of tax	22	82

	September 30,	September 30,
	2012	2011
Cost of services	$65	$82
Corporate general and administrative	97	174
Total	162	256
Total, net of tax	$103	$163

The cost of stock-based payment transactions is recognized in the financial statements over the period services are rendered according to the fair value of the stock-based awards issued. All stock-based awards, which include stock options and restricted stock units (RSUs), are classified as equity instruments by the Parent. The cost to the Business is reflected in the Statements of Cash Flows as part of net transfers to Parent.

The Black-Scholes model was used in determining the fair value of options granted. The expected term was calculated based on the Parent’s historical experience with respect to its stock plan activity in combination with an estimate of when vested and unexercised option shares will be exercised. Separate assumptions for the expected term of options granted were determined based on two separate job tiers which had distinct historical exercise behavior resulting in separate fair value calculations by job tier. The risk-free interest rate was based on the zero coupon interest rate of U.S. government issued Treasury strips with a period commensurate with the expected term of the options. Volatility is based a blended approach using an equal weighting of implied volatility and historical volatility related to the Parent’s stock price. The dividend yield assumption was added concurrent with the introduction of a cash dividend by the Parent in the year ended March 31, 2011 and is based on the respective fiscal year dividend payouts.

8

CSC CREDIT SERVICES
CONDENSED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
Amounts in thousands of U.S. Dollars

(f) Deferred Compensation Plan

The Parent maintains deferred compensation plans that allow for certain management employees to defer the receipt of compensation (such as salary, incentive compensation and commissions) until a later date based on the terms of the plans. Pursuant to the plan, certain management and highly compensated employees are eligible to defer all or a portion of their regular salary that exceeds the limitation set forth in Internal Revenue Section 401(a) (17) and all or a portion of their incentive compensation, and non employee directors are eligible to defer up to 100% of their compensation. Each plan participant is fully vested in all deferred compensation and earnings credited to his or her account. The liability representing benefits accrued for plan participants is valued at the quoted market prices of the participants’ investment elections and is reflected in parent company equity.

(g) Income Taxes

Historically the results of CSC Credit Services have been included in the federal and state tax returns of CSC. Income tax expense and other tax-related information contained in these financial statements are presented as if CSC Credit Services filed its own tax returns on a stand-alone basis and were based on the prevailing statutory rates for U.S. Federal income taxes and the composite state income tax rate for CSC Credit Services.

We account for income taxes under the asset and liability method. Deferred income tax assets and liabilities are determined based on the estimated future tax effects of temporary differences between the financial statement and tax bases of assets and liabilities, as measured by current enacted tax rates. We assess whether it is more likely than not that we will generate sufficient taxable income to realize our deferred tax assets. We record a valuation allowance, as necessary, to reduce our deferred tax assets to the amount of future tax benefit that we estimate is more likely than not to be realized.

We account for income tax uncertainties in accordance with Accounting Standards Codification (ASC) 740-10, “Tax Provisions”, which prescribes a recognition threshold and measurement criteria for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. We recognize interest and penalties accrued related to unrecognized tax benefits in the provision for income taxes on our Statements of Income. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is not longer met. ASC 740 also provides guidance on the accounting for and disclosure of liabilities for uncertain tax positions, interest and penalties. Changes in tax laws and rates are reflected in our income tax provision in the period in which they occur.

Current income tax liabilities were assumed to be settled the following year between CSC Credit Services and the Parent and have been shown separate from Parent Company Equity. The amount as of September 30, 2012 is $15,302.

(h) Cash and Cash Equivalents

We consider all highly liquid investments with an original maturity of three months or less to be cash equivalents. Our cash equivalents consist primarily of cash, which is $0 as of September 30, 2012.

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CSC CREDIT SERVICES
CONDENSED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
Amounts in thousands of U.S. Dollars

The Parent uses a centralized approach to cash management and financing of operations. The Business’ cash is available for use and is regularly “swept” by the Parent at its discretion. Transfers of cash both to and from the Parent are included within net transfers to Parent on the Statement of Parent Company Equity and Statement of Cash Flows. The main components of the net transfers to the Parent are cash pooling and various allocations from the Parent.

(i) Receivables and Allowance for Doubtful Accounts

We do not recognize interest income on our trade receivables. Additionally, we generally do not require collateral from our customers related to our trade accounts receivable.

The allowance for doubtful accounts for estimated losses on trade accounts receivable is based on historical write-off experience, an analysis of the aging of outstanding receivables, customer payment patterns and the establishment of specific reserves for customers in an adverse financial condition. We reassess the adequacy of the allowance for doubtful accounts each reporting period. Increases to the allowance for doubtful accounts are recorded as bad debt expense, which are included in Operating expenses on the accompanying Statement of Income. Bad debt expense was $24 and $13, for the six months ended September 30, 2012 and September 30, 2011, respectively.

(j) Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The cost of additions is capitalized. Property and equipment are depreciated on a straight-line basis over the assets’ estimated useful lives. Upon sale or retirement of an asset, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is recognized and included in income from operations on the Statement of Income, with the classification of any gain or loss dependent on the characteristics of the asset sold or retired.

The Business’ depreciation and amortization policies are as follows:

Asset	Useful Life
(in years)
Computers and related equipment	3 to 10
Furniture and other equipment	5 to 10
Leasehold improvements	3 to 11

The Business leases office space at its headquarters in Houston, TX, as well as three other locations. The Business also leases various pieces of office equipment. We have determined that all of these leases constitute operating leases, and therefore our financial statements do not reflect a capital liability or asset for these leases (see note 14).

(k) Impairment of Property and Equipment

We monitor the status of our long-lived assets in order to determine if conditions exist or events and circumstances indicate that an asset group may be impaired in that its carrying amount may not be recoverable. Significant factors that are considered that could be indicative of an impairment include: changes in business strategy, market conditions or the manner in which an asset group is used; underperformance relative to historical or expected future operating results; and negative industry or economic trends. If potential indicators of impairment exist, we estimate recoverability based on the asset group’s ability to generate cash flows greater than the carrying value of the asset group. We estimate the undiscounted future cash flows arising from the use and eventual disposition of the related long-lived asset group. If the carrying value of the long-lived asset group exceeds the estimated future undiscounted cash flows, an impairment loss is recorded based on the amount by which the asset group’s carrying amount exceeds its fair value. We utilize estimates of discounted future cash flows to determine the asset group’s fair value. We did not record any impairment losses in the periods presented.

10

CSC CREDIT SERVICES
CONDENSED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
Amounts in thousands of U.S. Dollars

(l) Software Development Costs

The Business capitalizes costs incurred to develop commercial software products after technological feasibility has been established. Enhancements to software products are capitalized where such enhancements extend the life or significantly expand the marketability of the products. Annual amortization expense is calculated based on the greater of (a) the ratio of current gross revenues for each product to the total of current anticipated future gross revenues for the product or (b) the straight line method over the estimated economic life of the product.

Unamortized capitalized software costs associated with commercial software products are regularly evaluated for impairment on a product by product basis by a comparison of the unamortized balance to the product’s net realizable value. The net realizable value is the estimated future gross revenues from that product reduced by the related estimated future costs. When the unamortized balance exceeds the net realizable value, the unamortized balance is written down to the net realizable value and an impairment charge is recorded

The Business capitalizes costs incurred to develop internal use computer software. Internal and external costs incurred in connection with development of upgrades or enhancements that result in additional functionality are also capitalized. These capitalized costs are amortized on a straight line basis over the estimated useful life of the software. Purchased software is capitalized and amortized over the estimated useful life of the software.

(m) Goodwill

Goodwill represents the cost in excess of the fair value of the net assets of acquired businesses. Goodwill is not amortized. The operations of the Business consist of a single reporting unit which is the same as its reportable segment. The Parent tests goodwill for impairment on an annual basis for BSS-FS (the reporting unit of which CSC Credit Services is a component), as of the first day of the second fiscal quarter, and between annual tests if an event occurs, or circumstances change, that would more likely than not reduce the fair value of a reporting unit below its carrying amount. A significant amount of judgment is involved in determining if an indicator of impairment has occurred between annual testing dates. Such indicators may include: a significant decline in expected future cash flows; a significant adverse change in legal factors or in the business climate; unanticipated competition; and the testing for recoverability of a significant asset group within a reporting unit. CSC Credit Services has a fair value in excess of a negative carrying value. As such, we have applied the concepts prescribed in Accounting Standards Update (ASU) 2011-08 “Testing for Goodwill Impairment” which permit us to consider qualitative factors as to whether it is more likely than not that goodwill impairment could exist. We evaluated factors such as the Parent’s goodwill impairment test of the BSS-FS reporting unit, projected profitability of CSC Credit Services, and past profitability of CSC Credit Services, and determined no impairment exists.

(n) Intangible Assets

Purchased intangible assets represent the estimated fair value of acquired intangible assets used in our business. Purchased credit files represent the estimated fair value of consumer credit files acquired primarily through the purchase of independent credit reporting agencies in the U.S. prior to 2000. We expense the cost of modifying and updating credit files in the period such costs are incurred. We amortize purchased data files, which primarily consist of acquired credit files, on a straight-line basis.

Predominantly all of our other purchased intangible assets are also amortized on a straight-line basis.

Asset	Useful Life
(in years)
Purchased credit files	10 to 20
Purchased software	3
Non-compete agreements	5
Internally developed software	5

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CSC CREDIT SERVICES
CONDENSED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
Amounts in thousands of U.S. Dollars

(o) Benefit Plans

The Parent maintains a healthcare and life insurance benefit plan on our behalf of eligible retired U.S. employees of CSC Credit Services (Pre-1992 OPEB). Benefits under the other postretirement benefit plan are generally based on age at retirement and years of service. The net periodic cost of our other postretirement plans is determined using several actuarial assumptions, the most significant of which are the discount rate and the expected return on plan assets. Our Balance Sheets reflects the unfunded status of the other postretirement plans.

Additionally, certain employees participate in another post employment benefit plan (1992 OPEB) sponsored by the Parent and accounted for by the Parent in accordance with accounting guidance for other post employment benefit plans. For the 1992 OPEB, CSC Credit Services has considered it to be part of a multiemployer plan with the Parent. The expense related to CSC Credit Services’ employees of approximately $92 and is reported within costs of services in the Statement of Income (see note 10).

(p) Parent Company Equity

Parent company equity in the Balance Sheet represents the Parent’s historical investment in the Business, which consists of 1,000 shares of common stock at $1 per share and no additional paid-in capital plus accumulated net income, and the net effect of transactions with and allocations from the Parent. Note 12 (“Related Parties, including corporate allocations”) provides additional information regarding the allocation to the Business of various expenses incurred by the Parent.

(q) Financial Instruments

Our financial instruments consist primarily of receivables, accounts payable and related party debt. The carrying amounts of receivables and accounts payables approximate their fair market values. Related party debt is a financial instrument not carried at fair value. It is not practicable to estimate the fair value of the related party debt because of the unique terms of the related party debt, including the lack of a specified maturity date and the lack of a requirement to pay the interest in cash.

(r) Recent Accounting Pronouncements

Standards Issued But Not yet Effective

On December 16, 2011, the FASB issued ASU 2011–11, “Disclosures about Offsetting Assets and Liabilities,” which provides guidance on disclosure of information pertaining to the offsetting (netting) of assets and liabilities in the financial statements. The amendments in this ASU affect all entities that have financial instruments and derivative instruments that are either offset in accordance with either ASC 210–20–45 or ASC 815– 10–45, or subject to an enforceable master netting arrangement or similar agreement. ASU 2011–11 amends the existing disclosure requirements on offsetting in ASC 210–20–50 by requiring disclosures relating to gross amounts of recognized assets and liabilities, the amounts that are offset, net amounts presented in the balance sheet, and amounts subject to an enforceable master netting arrangement or similar agreement. The amendments in the update become effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The adoption of the amendments of this update is not expected to have a material effect on CSC Credit Services’ financial statements.

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CSC CREDIT SERVICES
CONDENSED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
Amounts in thousands of U.S. Dollars

3.	RECEIVABLES

Receivables consist of the following:
	September 30, 2012	March 31,2012
Billed trade accounts	$6,390	$5,558
Unbilled trade receivables	8,394	9,435
Other receivables	2,547	2,341
Less: allowance for doubtful accounts	(56)	(25)
Total	$17,275	$17,309

Other receivables represent the net receivable related to our transactions with Equifax. We recognize a net receivable (or payable, if applicable) with Equifax for the difference between the amounts Equifax owes us for using our credit files and the amount we owe Equifax for the use of their credit files. This net receivable amount is a determinable amount and we have the right to set off the amount owed to Equifax with the amount owed to us by Equifax. We intend to set off and the right of set off is enforceable by law.

4.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	September 30, 2012	March 31,2012
Computer equipment and furniture	$4,064	$4,133
Building and building improvements	550	416
Construction in progress	-	128
Total cost of property and equipment	4,614	4,677
Less: Accumulated depreciation	(4,049)	(4,062)
Total property and equipment, net of accumulated depreciation	$565	$615

Depreciation related to property and equipment was $94 and $85 for the six months ended September 30, 2012 and September 30, 2011, respectively.

5.	GOODWILL AND OTHER INTANGIBLE ASSETS

(a) Goodwill

The fair value estimates for our reporting units were determined using a combination of the income and market approaches in accordance with the Business’ methodology. Our annual impairment test is performed on the first day of the second fiscal quarter annually, or more regularly when required, and resulted in no impairment of goodwill for the six months ended September 30, 2012.

There were no changes in the amount of goodwill for the six months ended September 30, 2012 and September 30, 2011.

(b) Other Intangible Assets

Purchased intangible assets net, recorded on our Balance Sheets as of September 30, 2012 is as follows:

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CSC CREDIT SERVICES
CONDENSED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
Amounts in thousands of U.S. Dollars

		Accumulated
	Gross Amount	Amortization	Net Amount
Non-compete agreement	$50	$27	$23
Purchased credit files	68,223	65,325	2,898
Purchased software	944	929	15
Internally developed software.	2,265	2,265	-
Total Other Intangible Assets	$71,482	$68,546	$2,936

Purchased intangible assets net, recorded on our Balance Sheets as of March 31, 2012 is as follows:

		Accumulated
	Gross Amount	Amortization	Net Amount
Non-compete agreement	$50	$22	$28
Purchased credit files	68,223	65,003	3,220
Purchased software	939	926	13
Internally developed software	2,265	2,259	6
Total Other Intangible Assets	$71,477	$68,210	$3,267

Amortization expense was $336 and $650 for the six months ended on September 30, 2012 and September 30, 2011, respectively.

6.	ACCRUED EXPENSES

Accrued expenses consist of the following:

	September 30, 2012	March 31,2012
Vendor payments	$1,932	$2,275
Management bonus	547	852
Accrued royalty	469	536
Accrued legal expenses	473	285
Other	230	358
Total	$3,651	$4,306

7.	OTHER LONG TERM LIABILITIES

Other long term liabilities consist of the following:

	September 30, 2012	March 31, 2012
Deferred benefit plan	$672	$722
Deferred lease liability	323	411
Income tax payable	74	74
Fin 48 accrued liability	1,332	1,319
	$2,401	$2,526

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CSC CREDIT SERVICES
CONDENSED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
Amounts in thousands of U.S. Dollars

8.	INCOME TAXES

The Business’ effective tax rate was 36.5% for the six months ended September 30, 2012, and 36.5% for the six months ended September 30, 2011, respectively.

There were no material changes to uncertain tax positions for the six months ended September 30, 2012 as compared to the six months ended September 30, 2011.

The Parent may settle tax examinations, have lapses in statutes of limitations, or voluntarily settle income tax positions in negotiated settlements for different amounts than the Business has accrued as uncertain tax positions. The Business believes the outcomes which are reasonably possible within the next twelve months may result in a reduction in the liability for uncertain tax positions of up to $330, excluding interest and penalties.

9.	STOCK-BASED COMPENSATION

For the six months ended September 30, 2012 and September 30, 2011, the Business paid the Parent for stock-based compensation expense of $162 and $256, respectively.

Employee Incentives: The Parent has three stock incentive plans which are not exclusive to the Business that authorize the issuance of stock options, restricted stock and other stock-based incentives to employees upon terms approved by the Compensation Committee of the Board of Directors. CSC issues authorized but previously unissued shares upon the exercise of stock options, the granting of restricted stock and the redemption of restricted stock units (RSUs).

Stock Options: The Parent’s standard vesting schedule for stock options is one-third on each of the first three anniversaries of the grant date. Stock options are generally granted for a term of ten years. Information concerning activity during the six months ended September 30, 2012 for stock options granted to employees of the Business under the Parent’s stock incentive plans is as follows:

			Weighted-
		Weighted-	Average
	Number of	Average	Remaining	Aggregate
	Option	Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value
		(dollars per
	(in shares)	share)	(in years)
Outstanding as of April 1, 2012	166,282	$47.85	5.65	$1
Granted (all at market price)	12,900	$26.39
Exercised	(2,167)	$29.35
Forfeited and cancelled	(4,500)	$45.61
Outstanding as of September 30, 2012	172,515	$46.53	5.69	$75
Vested and expected to vest in the future as of September 30, 2012	172,515	$46.53	5.69	$75
Exercisable as of September 30, 2012	143,150	$48.75	5.04	$0

The total intrinsic value of options exercised during the six months ended September 30, 2012 was $9. The total intrinsic value of options is based on the difference between the fair market value of the CSC common stock less the applicable exercise price. The cash received from stock options exercised during the quarter ended September 30, 2012 was $64. There were no options exercised during six months ended September 30, 2011.

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CSC CREDIT SERVICES
CONDENSED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
Amounts in thousands of U.S. Dollars

As of September 30, 2012, there was $127 of total unrecognized compensation expense related to unvested stock options, net of expected forfeitures. The cost is expected to be recognized over a weighted-average period of 1.64 years.

Forfeitures are estimated based on historical experience; any adjustments to reflect actual forfeitures for the fiscal period occur in the subsequent first quarter of the following six months ended September 30, 2012. The weighted average grant date fair values of stock options granted during quarters ended September 30, 2012 and September 30, 2011, were $6.78 and $9.59 per share, respectively. In calculating the compensation expense for its stock incentive plans, the following weighted average assumptions were used:

	Six Months Ended
	September 30, 2012	September 30, 2011
Risk free interest rate	0.96%	1.43%
Expected volatility	37%	31%
Expected term (in years)	5.64	5.49
Dividend yield	2.87%	1.75%

During the six months ended September 30, 2012 the Business' actual tax benefit realized for tax deductions from exercising stock options was of $7 and an excess tax benefit of $2 related to all of its stock incentive plans. During the six months ended September 30, 2011 the Business' actual tax benefit realized for tax deductions from exercising stock options was of $6 related to all of its stock incentive plans.

Other Equity Awards

Other Equity Awards, including restricted stock units (RSUs), generally vest over periods of three to five years. CSC issued RSUs consists of shares of CSC common stock issued at a price of $0. Upon the vesting date, RSUs are automatically redeemed for shares of CSC common stock and dividend equivalents. If prior to the redemption in full of the RSU, the employee’s status as a full-time employee is terminated, then the RSU is automatically cancelled on the employment termination date and any unvested shares are forfeited.

Information concerning other equity awards activity during the six months ended September 30, 2012 is as follows:

		Weighted-Average Grant
	Shares	Date Fair Value
	(in shares)
Outstanding as of March 31, 2012	4,431	$35.01
Granted (all at $0 price)	2,150	$26.39
Vested	(454)	$55.23
Forfeited	0	$0.00
Outstanding as of September 30, 2012	6,127	$30.49

As of September 30, 2012, there was $90 of total unrecognized compensation expense related to unvested restricted stock units, net of expected forfeitures. The cost is expected to be recognized over a weighted-average period of 2.60 years.

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CSC CREDIT SERVICES
CONDENSED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
Amounts in thousands of U.S. Dollars

10. EMPLOYEE BENEFIT PLANS

The Parent offers the pre-1992 OPEB and the 1992 OPEB postretirement benefit plans, life insurance benefits, deferred compensation, and other plans, as described below. All plans are accounted for using the guidance of ASC 710 "Compensation - General" and ASC 715 “Compensation—Retirement Benefits” and are measured as of the end of the fiscal year.

Pre-1992 OPEB:

The Parent provides subsidized healthcare and life insurance retirement benefits dedicated for CSC Credit Services employees and retirees, generally for those employed prior to August 1992.

The Parent utilizes actuarial methods to recognize the expense for postretirement benefit plans. Inherent in the application of these actuarial methods are key assumptions, including, but not limited to, discount rates and expected long-term rates of return on plan assets. Changes in the related postretirement benefit costs may occur in the future due to changes in the underlying assumptions, changes in the number and composition of plan participants and changes in the level of benefits provided.

The net periodic benefit (income)/cost for the Pre-1992 OPEB included the following components:

	September 30, 2012	September 30, 2011
Service cost	$-	$-
Interest cost	13	18
Expected return on assets	-	-
Amortization of unrecognized net loss and other	(16)	(10)
Net periodic (income)/ cost	$(3)	$8

During the six months ended September 30, 2012 and September 30, 2011, the Business contributed $46 and $75, respectively, to the postretirement benefit plans. The Business expects to contribute approximately $79 to the postretirement benefit plans during fiscal year 2013.

1992 OPEB:

The Parent offers various long-term benefits to its employees. The 1992 OPEB is applicable to certain CSC Credit Services employees. Where permitted by applicable law, the Parent reserves the right to change, modify or discontinue the 1992 OPEB.

The 1992 OPEB is shared amongst the Parent’s businesses, including CSC Credit Services. The expense of CSC Credit Services’ participating employees in this plan is reflected in these financial statements as though CSC Credit Services participates in a multiemployer plan with the Parent. A proportionate share of the cost is reflected in these financial statements. The expense for this is recorded in cost of services by the Business, and assets and liabilities are retained by the Parent.

11. SEGMENT INFORMATION

Reportable Segments

We manage our business and report our financial results through one reportable segment, which is the same as our operating segment. Our operations are conducted entirely in the U.S.

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CSC CREDIT SERVICES
CONDENSED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
Amounts in thousands of U.S. Dollars

12. RELATED PARTIES, INCLUDING CORPORATE ALLOCATIONS

Related Party Debt

Related Party Debt outstanding as of September 30, 2012 and March 31, 2012 consists of Grid Notes due to CSC of $432,418 and $416,527, respectively. Total interest expense for these loans during the six months ended September 30, 2012 and September 30, 2011 was $15,891 and $14,563, respectively. Interest expense is accrued and added to the Grid Note balance.

The amounts outstanding as well as the underlying interest rates as of September 30, 2012 and March 31, 2012 are shown in the table below. There are no scheduled maturity dates, however CSC does not intent to settle this debt at anytime within a year and this has been classified as a long term liability.

Grid note	Interest rate	September 30, 2012	March 31, 2012
Grid note “29”	8.5%	$360,880	$345,956
Grid note “89”	6 months libor + 2.0%	71,538	70,571
Total debt		$432,418	$416,527

Corporate allocations

CSC Credit Services has historically been managed and operated in the normal course of business by CSC with other subsidiaries. Accordingly, certain shared costs have been allocated to CSC Credit Services and reflected as expenses in the standalone financial statements. These costs are settled on a monthly basis with the Parent. Management of CSC consider the allocation methodologies used to be reasonable and appropriate reflections of the related expenses attributable to CSC Credit Services for purposes of the carve-out financial statements; however, the expenses reflected in the CSC Credit Services’ financial statements may not be indicative of the actual expenses that would have been incurred during the periods presented if CSC Credit Services historically operated as a separate, standalone entity. In addition, the expenses reflected in the financial statements may not be indicative of expenses that will be incurred in the future by CSC Credit Services.

Costs allocated by CSC include, but are not limited to, corporate accounting, human resources, government affairs, information technology, shared real estate expenses, treasury and legal. Costs allocated by CSC are related party costs which include costs incurred by the Parent as well as costs paid to the parent remitted to third parties. We consider the combination to be corporate allocations and related party in nature as the business does not directly manage these costs event when remitted to third parties. These costs are included in the Statement of Income in cost of services, operating expenses and corporate general and administrative expenses and totaled $1,534 for the six months ended September 30, 2012 as follows:

September 30, 2012
Cost of services	$790
Operating expenses	0
Corporate general and administrative expenses	744
Total	$1,534

The costs were allocated to CSC Credit Services using various allocation methods, such as head count, services rendered, and space utilization to CSC Credit Services.

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CSC CREDIT SERVICES
CONDENSED NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
Amounts in thousands of U.S. Dollars

13. CONCENTRATION

Revenues from our largest customer, Equifax were $50,238 and $47,622 or 41% and 43% of our total revenues, during the six months ended September 30, 2012 and September 30, 2011, respectively.

14. COMMITMENTS AND CONTINGENCIES

Contingencies We are involved in legal proceedings, claims and litigation arising in the ordinary course of business. We periodically assess our exposure related to these matters based on the information which is available. We have recorded accruals in our financial statements for those matters in which it is probable that we have incurred a loss and the amount of the loss, or range of loss, can be reasonably estimated.

For other legal proceedings, claims and litigation, we have recorded loss contingencies that are immaterial, or we cannot reasonably estimate the potential loss because of uncertainties about the outcome of the matter and the amount of the loss or range of loss. We also accrue for unpaid legal fees for services performed to date. Although the final outcome of these other matters cannot be predicted with certainty, any possible adverse outcome arising from these matters is not expected to have a material impact on our financial statements, either individually or in the aggregate. However, our evaluation of the likely impact of these matters may change in the future.

Agreement with Equifax CSC has an agreement with Equifax, Inc, or Equifax, under which CSC-owned credit reporting agencies utilize Equifax’s computerized credit database services. We retain ownership of our credit files and the revenues generated by our credit reporting activities. We pay Equifax a processing fee for maintaining the database and for each report supplied. The agreement will expire on July 31, 2018 and is renewable at CSC’s option for successive ten-year periods. The agreement provides Equifax with an option to purchase CSC’s credit reporting business if CSC does not elect to renew the agreement or if there is a change in control of CSC while the agreement is in effect. Under the agreement CSC also has an option, exercisable at any time, to sell its credit reporting business to Equifax. The option expires in 2013. The option exercise price will be determined by a third-party appraisal process and would be due in cash within 180 days after the exercise of the option.

15. SUBSEQUENT EVENTS

On October 19, 2012, a putative class action complaint was filed in the United States District Court of the Southern District of Indiana, entitled Andrea M. Childress v. Experian Information Services, Inc. and CSC Credit Services Inc. The complaint alleges Fair Credit Reporting Act claims regarding reports prepared about consumers who filed for Chapter 13 bankruptcy protection and subsequently withdrew their bankruptcy filing before court approval of a bankruptcy plan. Plaintiff, on behalf of the class, seeks statutory and punitive damages, injunctive relief and attorneys' fees. We intend to vigorously defend the allegations. We are unable to estimate any possible loss or range of loss associated with this matter at this time.

On December 1, 2012, a subsidiary of Equifax, Equifax Information Services LLC, entered into a definitive asset purchase agreement with CSC and CSC Credit Services to acquire certain of our assets and operations for $1 billion in cash, subject to certain working capital adjustments (the “Transaction”). Completion of the Transaction is subject to customary closing conditions. The closing of the Transaction is not subject to a financing condition. The Transaction is expected to be completed by December 31, 2012 and the Transaction has no impact on the financial statements contained herein.

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